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                                                                    Exhibit 99.4

                        MORTGAGE LOAN PURCHASE AGREEMENT



            This Mortgage Loan Purchase Agreement (this "AGREEMENT"), is dated and effective as of May 2, 2002, between National Consumer Cooperative Bank, a federally chartered corporation ("NCB"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "SELLER"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB MORTGAGE SECURITIES"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "PURCHASER").

                                    RECITALS

            NCB desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "MORTGAGE LOANS") identified on the schedule annexed hereto as EXHIBIT A (the "MORTGAGE LOAN SCHEDULE"), as such schedule may be amended from time to time pursuant to the terms hereof.

            CSFB Mortgage Securities intends to create a trust (the "TRUST"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "TRUST FUND") will be evidenced by a series of mortgage pass-through certificates (the "CERTIFICATES"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "RATING AGENCIES"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement dated as of May 13, 2002 (the "POOLING AND SERVICING AGREEMENT"), among CSFB Mortgage Securities as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage and ARCap Special Servicing, Inc., as master servicer and special servicer, respectively, of mortgage loans that are not residential cooperative mortgage loans, NCB, FSB and NCB, as master servicer and special servicer, respectively, of residential cooperative mortgage loans, and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in SECTION 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

            CSFB Mortgage Securities intends to sell certain classes of the Certificates (collectively, the "PUBLICLY OFFERED CERTIFICATES") to Credit Suisse First Boston Corporation ("CSFB CORPORATION") and the other underwriters named in the Underwriting Agreement (as defined below) (collectively in such capacity, the "UNDERWRITERS"), pursuant to an underwriting agreement dated as of May 2, 2002 (the "UNDERWRITING AGREEMENT"), between CSFB Mortgage Securities and CSFB Corporation as representative of the Underwriters, and CSFB Mortgage Securities intends to sell certain classes of the remaining Certificates (the "PRIVATELY OFFERED Certificates") to CSFB Corporation, pursuant to a certificate purchase agreement dated as of May 2, 2002 (the "CERTIFICATE PURCHASE AGREEMENT"), between CSFB Mortgage Securities and the CSFB Corporation. The Publicly Offered Certificates are more fully described in a prospectus dated May 2, 2002 (the "BASIC Prospectus"), and the supplement to the Basic Prospectus dated May 2, 2002 (the "PROSPECTUS SUPPLEMENT" and, together with the Basic Prospectus, the "PROSPECTUS"), as each may be amended or supplemented at any time hereafter. The Privately Offered Certificates are more fully described in a confidential offering circular dated May 2,

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2002 (the "CONFIDENTIAL OFFERING CIRCULAR"), as it may be amended or supplemented at any time hereafter.

            NCB will indemnify CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and certain related parties with respect to the disclosure regarding the Mortgage Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of May 2, 2002 (the "INDEMNIFICATION AGREEMENT"), among NCB, CSFB Mortgage Securities and CSFB Corporation, both as a representative of the Underwriters and as initial purchaser of the Privately Offered Certificates.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on May 16, 2002 or such other date as shall be mutually acceptable to the parties hereto (the "CLOSING DATE"). As of the close of business on the respective Due Dates for the Mortgage Loans in May 2002 (individually and collectively, the "CUT-OFF DATE"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, of $36,787,048.74, subject to a variance of plus or minus 5%. The consideration for the Mortgage Loans shall consist of: (i) cash in the amount of 102.826% of such aggregate principal balance of the Mortgage Loans, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including May 1, 2002 to but not including the Closing Date, which cash amount the Purchaser shall pay to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto; and (ii) all of the Class A-Y Certificates, which the Purchaser shall deliver in book-entry form, directly or through CSFB Corporation, to the Seller.

            SECTION 2. CONVEYANCE OF THE MORTGAGE LOANS.

            (a) Effective as of the Closing Date, subject only to receipt of the consideration referred to in SECTION 1 hereof, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

            (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).


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            (c) On or before the Closing Date, the Seller shall, at its expense, subject to SECTION 18, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan, as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to, and vest in, the Trustee the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

            If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

            In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls (or, in the case of any Mortgage Loans secured by residential cooperative properties, maintenance schedules), third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans (PROVIDED that the Seller shall not be required to deliver any attorney-client privileged communication or any documents or materials prepared by the Seller or its affiliates solely for internal uses); and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. The designated recipient of the items described in CLAUSES (I) and (II) of the preceding sentence shall be the applicable Master Servicer.

            Notwithstanding the foregoing, if the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or
(ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this SECTION 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this SECTION 2(c) and any such cash


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reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this SECTION 2(c).

            In connection with the foregoing paragraphs of this SECTION 2(C), the Seller is a designated recipient, or shall otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to SECTION 2.02(A) and SECTION 2.02(B) of the Pooling and Servicing Agreement.

            (d) The Seller shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; PROVIDED that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; PROVIDED that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee.

            (e) The Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in SECTION 1 hereof. In connection with the foregoing, the Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). The Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Purchaser and are no longer available to satisfy claims of the Seller's creditors.

            (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

            (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

            SECTION 3. EXAMINATION OF MORTGAGE LOAN FILES AND DUE DILIGENCE REVIEW. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the


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Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to
SECTION 4 (subject, however, to SECTION 5(d)).

            SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER AND THE PURCHASER.

            (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in EXHIBIT B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in EXHIBIT B-2.

            (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in EXHIBIT C.

            (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the CSFB Mortgage Securities, CSFB Corporation and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans. The Seller hereby further represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that:

                  (i) the Seller is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT");

                  (ii) the Seller has no present intent to sell the Class A-Y Certificates;

                  (iii) the Seller (a) will not solicit offers for, or offer or sell, the Class A-Y Certificates by a form of general solicitation or general advertising (as those terms are used in Regulation D promulgated pursuant to the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) has solicited and will solicit offers for the Private Certificates only from, and has offered and will offer the Private Certificates only to, (1) persons that it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in accordance with said Rule 144A, (2) persons that are not U. S. persons (as defined in Rule 902 under the Securities Act) and that are located outside the United States, its territories and possessions, in accordance with Rule 903 of Regulation S under the Securities Act, or (3) "accredited investors" as defined in paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act, and/or any entity in which all of the equity owners come within such paragraphs, in transactions which are otherwise exempt from the registration requirements under the Securities Act;

                  (iv) the Seller is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), or


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      a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "PLAN") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101);

                  (v) the Seller will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class A-Y Certificates by the Seller;

                  (vi) in connection with any resale of the Class A-Y Certificates, the Seller will comply with any applicable requirements set forth in Section 5.02 of the Pooling and Servicing Agreement; and

                  (vii) the Seller understands that (A) the Class A-Y Certificates have not been and will not be registered under the Securities Act, CSFB Mortgage Securities is not required to so register the Class A-Y Certificates and the Class A-Y Certificates may be resold only if registered pursuant to the provisions of the Securities Act or an exemption from such registration is available, (B) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Class A-Y Certificates, the Class A-Y Certificates will bear a legend to the foregoing effect and (C) the Seller has received a copy of the Pooling and Servicing Agreement and such other information concerning the Class A-Y Certificates from CSFB Mortgage Securities as has been requested by the Seller and is relevant to the Seller's decision to accept the Class A-Y Certificates.

            (d) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser, with respect to any replacement mortgage loan (a "REPLACEMENT MORTGAGE LOAN") that is substituted for a Defective Mortgage Loan (as defined in SECTION 5(A) hereof), pursuant to SECTION 5(A) of this Agreement, each of the representations and warranties set forth in EXHIBIT C (references therein to "Closing Date" being deemed to be references to the "date of substitution", references therein to "Cut-off Date" being deemed to be references to the "most recent Due Date for the subject Replacement Mortgage Loan on or before the date of substitution" and references to "May 2002" and "April 2002" being deemed to be references to the "month of substitution" and the "month preceding the month of substitution", respectively). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this SECTION 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

            SECTION 5. NOTICE OF BREACH; CURE, REPURCHASE AND SUBSTITUTION.

            (a) The Purchaser or its designee shall provide the Seller with written notice of any Material Breach or Material Document Defect with respect to any Mortgage Loan. Within 90 days of the earlier of discovery or receipt (including, without limitation, from any party to the Pooling and Servicing Agreement) of written notice by the Seller that there has been a Material Breach or Material Document Defect with respect to any Mortgage Loan (or, if such Material Breach or Material Document


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Defect, as the case may be, relates to whether such Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code (a "QUALIFIED MORTGAGE"), and provided that the Seller received prompt written notice thereof, within 90 days after any earlier discovery by any party to the Pooling and Servicing Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "INITIAL RESOLUTION PERIOD"), the Seller shall, subject to SECTION 5(B) and SECTION 5(C) below, (i) correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan affected by such Material Breach or Material Document Defect, as the case may be (such Mortgage Loan, a "DEFECTIVE MORTGAGE LOAN"), at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; PROVIDED that if the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof stating (i) that such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the cure thereof and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days following the end of the Initial Resolution Period (such additional 90-day period, the "RESOLUTION EXTENSION PERIOD") to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and PROVIDED, FURTHER, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, then the Seller may, at its option, subject to the terms, conditions and limitations set forth in the Pooling and Servicing Agreement, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to any Mortgage Loan, it will notify the Purchaser. The Seller acknowledges the rights of the applicable Master Servicer and Special Servicer under Section 2.03 of the Pooling and Servicing Agreement to enforce the repurchase/substitution obligations of the Seller under this SECTION 5(A), on behalf of the Trustee for the benefit of the Certificateholders.

            Whenever one or more mortgage loans are substituted by the Seller for a Defective Mortgage Loan as contemplated by this SECTION 5(A), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee (which designee, unless


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otherwise stated, is the Trustee), (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this SECTION 5(A) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent correction or cure in all material respects of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

            If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this SECTION 5(A), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

            The remedies provided for in this SECTION 5(A) with respect to any Material Breach or Material Document Defect as to any Mortgage Loan shall also apply to any related REO Property.

            (b) If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group (as defined in SECTION 18) are to be repurchased or replaced by the Seller as contemplated by SECTION 5(A), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its reasonable efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto (as to each such group, the "PRIMARY REAL PROPERTY Collateral"); PROVIDED that no such termination shall be effected unless the Mortgage Loans from such Cross-Collateralized Group that are to remain with the Purchaser have a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.25x; and PROVIDED, FURTHER, that, if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then no such termination shall be affected unless and until the Trustee and the applicable Master Servicer shall have received from the Seller
(i) an Opinion of Counsel from independent counsel addressed to the Trustee and the applicable Master Servicer to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and PROVIDED, FURTHER, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser and its


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servicing agents pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced.

            If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the provisos to the first sentence of the prior paragraph), and if the Seller has not elected to purchase the entire affected Cross-Collateralized Group, then, for purposes of this SECTION 5, including for purposes of (i) determining whether the particular Breach or Document Defect that gave rise to the repurchase/substitution obligation for such Cross-Collateralized Group is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            (c) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to SECTION 5(A) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

            (d) It is understood and agreed that the obligations of the Seller set forth in this SECTION 5 to cure a Material Breach or a Material Document Defect, or to repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan; PROVIDED that there is no limitation on the part of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders, or any person or entity acting on its or their behalf, with regard to enforcing such repurchase or replacement obligations or suing for damages in the event of a breach of such repurchase or replacement obligations.

            (e) If, in the case of the Mortgage Loan secured by the Mortgaged Property identified as 80 West End Avenue on the schedule annexed hereto as EXHIBIT A, the related Borrower does not obtain a permanent certificate of occupancy for such Mortgaged Property on or before November 6, 2003, then the Seller shall, no later than December 31, 2003 (or, if later, the 10th calendar day following written demand by the Purchaser or its servicing agent), repurchase such Mortgage Loan at the related Purchase Price in the same manner in which it would affect such repurchase of a Defective Mortgage Loan.

            SECTION 6. CLOSING. The closing of the sale of the Mortgage Loans (the "CLOSING") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

            The Closing shall be subject to each of the following conditions:

                  (i) all of the representations and warranties of the Seller made pursuant to SECTION 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                  (ii) all documents specified in SECTION 7 of this Agreement (the "CLOSING Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to SECTION 2 of this Agreement;

                  (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to SECTION 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (vi) the Seller shall have received the consideration for the Mortgage Loans, as contemplated by SECTION 1;

                  (vii) the Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (viii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

            Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

            SECTION 7. CLOSING DOCUMENTS. The Closing Documents shall consist of the following:

                  (i) this Agreement, duly executed by the Purchaser and the Seller;

                  (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

                  (iii) an Officer's Certificate substantially in the form of EXHIBIT D-1A hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Rating Agencies (collectively, for purposes of this SECTION 7, the "INTERESTED PARTIES") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

                  (iv) a Certificate of the Seller substantially in the form of EXHIBIT D-1B hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

                  (v) a written opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of EXHIBIT D-2A hereto;

                  (vi) copies of all other opinions rendered by counsel for the Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, with each such opinion to be addressed to CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Trustee or accompanied by a letter signed by such counsel stating that CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

                  (vii) a letter from Robinson Silverman Pearce Aronsohn & Berman LLP, special counsel for the Seller, dated the Closing Date and addressed to CSFB Mortgage Securities, CSFB Corporation and the other Underwriters, which letter shall be substantially in the form of EXHIBIT D-2B hereto;

                  (viii) one or more comfort letters from PricewaterhouseCoopers LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

                  (ix) such further certificates, opinions and documents as the Purchaser may reasonably request prior to the Closing Date or any Rating Agency may require and in a form reasonably acceptable to the Purchaser and the Seller.

            SECTION 8. COSTS. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated as follows: (i) all out-of-pocket and/or internally allocated costs and expenses incurred by the Seller in connection with the transactions herein contemplated, including, without limitation, the fees and disbursements of its counsel, together with all other due diligence and accounting costs and expenses incurred by the Seller or its affiliates relating to the Mortgage Loans, shall be borne by the Seller; and (ii) all other costs and expenses incurred in connection with the transactions herein contemplated, including, without limitation, any and all underwriting and placement fees, shall be borne by CSFB Mortgage Securities, Column Financial, Inc. and KeyBank National Association, in such proportions as they shall mutually agree.

            SECTION 9. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Jeffrey Altabef, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 1725 Eye Street, N.W. Washington, D.C. 20006, Attention: Steven Brookner, or such other address as may be designated by the Seller to the Purchaser in writing.

            SECTION 10. MISCELLANEOUS. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

            SECTION 11. CHARACTERIZATION. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Mortgage Loans as contemplated by SECTION 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement. In connection with the foregoing, the Seller authorizes the Purchaser to execute and file such UCC financing statements as the Purchaser may deem necessary or appropriate to accomplish the foregoing.

            SECTION 12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

            SECTION 13. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE PURCHASER EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            SECTION 15. FURTHER ASSURANCES. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 16. SUCCESSORS AND ASSIGNS. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this

Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

            SECTION 17. INFORMATION. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

            SECTION 18. CROSS-COLLATERALIZED MORTGAGE LOANS. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "CROSS-COLLATERALIZED GROUP"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this SECTION 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in EXHIBIT C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
SECTION 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

            SECTION 19. ENTIRE AGREEMENT. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                                      * * *
                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    NATIONAL CONSUMER COOPERATIVE BANK


                                    By: /s/ Mindy Goldstein
                                        ----------------------------------------
                                    Name:  Mindy Goldstein
                                    Title: Vice President



                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP.


                                    By: /s/ Jeffrey Altabef
                                        ----------------------------------------
                                    Name:  Jeffrey Altabef
                                    Title: Director

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-CKN2



            [SEE EXHIBIT B-1C TO THE POOLING AND SERVICING AGREEMENT]

                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


            The Seller hereby represents and warrants that, as of the Closing
Date:

            1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the United States.

            2. The execution and delivery by the Seller of, and the performance by the Seller under, this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the consummation by the Seller of the transactions herein contemplated, will not: (a) violate the Seller's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            3. The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            4. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

            5. Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            6. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            7. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would


                                     B-1-1
be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

            8. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

            9. The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            10. The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

            11. The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

            12. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

            13. After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            14. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            15. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            16. In connection with its transfer of the Mortgage Loans to the Purchaser as contemplated herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration.




                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER


            The Purchaser hereby represents and warrants that, as of the Closing
Date:

            1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            2. The execution and delivery by the Purchaser of, and the performance by the Purchaser under, this Agreement, and the consummation by the Purchaser of transactions herein contemplated, will not: (a) violate the Purchaser's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            3. The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            4. Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            5. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            6. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser. In addition, there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser
(a) asserting the invalidity of the Pooling and Servicing Agreement or the Class A-Y Certificates, (b) seeking to prevent the issuance of the Class A-Y Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, or (c) which might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity


                                     B-2-1
or enforceability against the Purchaser of, the Pooling and Servicing Agreement or the Class A-Y Certificates.

            7. Assuming (a) the accuracy of the representations and warranties of the Seller set forth in Section 4(c) of this Agreement and (b) the compliance by the Seller with the requirements of Section 5.02 of the Pooling and Servicing Agreement, no consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

            8. On the Closing Date, the Class A-Y Certificates will have been duly authorized by the Purchaser and, following (a) due execution and authentication thereof by the Trustee on such date, (b) issuance thereof in accordance with the terms of the Pooling and Servicing Agreement and (c) delivery thereof to the Seller, as partial consideration for the Mortgage Loans, pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

            9. The Pooling and Servicing Agreement will not be required to be qualified under the Trust Indenture Act of 1939, and the Trust Fund will not, as a result of the transfer of the Class A-Y Certificates as contemplated by this Agreement, be required to be registered under the Investment Company Act of 1940, as amended.

            10. At the time of the execution and delivery of the Pooling and Servicing Agreement, the Purchaser (a) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Purchaser's right, title and interest in and to the Mortgage Loans and the loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement (such others loans, the "OTHER LOANS"), free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "LIENS") granted by or imposed upon the Purchaser, (b) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans, the Other Loans or the Class A-Y Certificates, and (c) will have the power and authority to transfer or cause the transfer of the Mortgage Loans and the Other Loans to the Trustee and to transfer the Class A-Y Certificates to the Seller.

            11. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Purchaser's right, title and interest in and to the Mortgage Loans and the Other Loans, and upon delivery to the Seller of the Class A-Y Certificates pursuant hereto, the Seller will have good title to the Class A-Y Certificates, free of Liens granted by or imposed upon the Purchaser.

            12. Upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Purchaser will, under generally accepted accounting principles, report the transfer of the Mortgage Loans and the Other Loans to the Trustee in exchange for the Certificates and the transfer of the Class A-Y Certificates to the Seller pursuant to this Agreement as a sale of the interest in the Mortgage Loans and the Other Loans evidenced by the Class A-Y Certificates.


                                     B-2-2

            13. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Class A-Y Certificates payable by the Purchaser (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

            14. Assuming (a) the accuracy of the representations and warranties of the Seller set forth in Section 4(c) of this Agreement and (b) the compliance by the Seller with the requirements of Section 5.02 of the Pooling and Servicing Agreement, the transfer of the Class A-Y Certificates to the Seller in the manner contemplated hereby is exempt from registration under the Securities Act.

            15. Assuming (a) the accuracy of the representations and warranties of the Seller set forth in Section 4(c) of this Agreement and (b) the compliance by the Seller with the requirements of Section 5.02 of the Pooling and Servicing Agreement, the Purchaser has not offered or sold, and will not offer or sell, any Class A-Y Certificates or any other security in any manner that would render the transfer of the Class A-Y Certificates hereunder a violation of the Securities Act or any state securities or "Blue Sky" laws or require registration or qualification pursuant thereto, nor has it authorized, nor will it authorize, any person to act in such manner.

            16. When the Class A-Y Certificates are issued pursuant to the Pooling and Servicing Agreement and delivered pursuant to this Agreement, the Class A-Y Certificates will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") or quoted in a U.S. automated inter-dealer quotation system.

            17. Within the preceding six months, neither the Purchaser nor any other person acting on behalf of the Purchaser has offered or sold to any person any securities (in addition to the Certificates) that would be considered part of the offering of the Class A-Y Certificates within the meaning of Rule 502 under the Securities Act. The Purchaser will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States, its territories and possessions, or to any U.S. person (as defined in Rule 902 under the Securities Act) of any securities substantially similar to the Class A-Y Certificates issued by the Purchaser, within six months subsequent to the Closing Date, is made under restrictions and/or other circumstances reasonably designed not to effect the status of any offer or resale of the Class A-Y Certificates in the United States, its territories and possessions, and to U.S. persons as transactions exempt from the registration provisions of the Securities Act.




                                     B-2-3

                                    EXHIBIT C

        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS


            For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller (and, as to any Mortgage Loan, with respect to the period subsequent to origination, any servicer acting on behalf of the Seller with respect to that Mortgage Loan) regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein); provided that the Seller shall be deemed to have knowledge of the information contained in the Mortgage Loan Documents relating to the Mortgage Loans. For purposes of this Exhibit C, the "Value" of a Mortgaged Property shall mean the value of such Mortgaged Property as determined by the appraisal (and subject to the assumptions set forth in the appraisal) performed in connection with the origination of the related Mortgage Loan.

            The Seller hereby represents and warrants with respect to the respective Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this
Agreement:

            1. MORTGAGE LOAN SCHEDULE. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (consistent with the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in May 2002.

            2. OWNERSHIP OF MORTGAGE LOANS. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights identified on SCHEDULE C-2). The Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights identified on SCHEDULE C-2); provided that recording and/or filing of various transfer documents are to be completed after the Closing Date as contemplated hereby and by the Pooling and Servicing Agreement. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

            3. PAYMENT RECORD. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in May 2002 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in May 2002, without giving effect to any applicable grace period.

            4. LIEN; VALID ASSIGNMENT. Except as otherwise set forth on SCHEDULE C-4, the Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the limitations and exceptions set forth in PARAGRAPH 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event subject to the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment binding upon the title insurer), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment binding upon the title insurer), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property, which rights do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan; (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgaged Property consists of one or more units in a condominium, the related condominium declaration, the terms of which condominium declaration do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property, the Value of the Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

            5. ASSIGNMENT OF LEASES AND RENTS. There exists, as part of the related Mortgage File, an Assignment of Leases (either as a separate instrument or as part of the Mortgage) that relates to and was delivered in connection with each Mortgage Loan and that establishes and creates a valid, subsisting and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except for Permitted Encumbrances and except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property so long as no event of default has occurred under such Mortgage Loan; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or provides for rents to be paid directly to the related mortgagee, if there is an event of default. No person other than the related Borrower owns any interest in any payments due under the related leases on which the Borrower is the landlord, covered by the related Assignment of Leases.

            6. MORTGAGE STATUS; WAIVERS AND MODIFICATIONS. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part.

            7. CONDITION OF PROPERTY; CONDEMNATION. In the case of each Mortgage Loan, except as set forth on SCHEDULE C-7A or in an engineering report prepared by an independent engineering consultant in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair and free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of the date of origination of the Mortgage Loan, there was no proceeding pending for the condemnation of all or any material part of the related Mortgaged Property. The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. Except as otherwise set forth on SCHEDULE C-7B, as of the date of origination of each Mortgage Loan and, to the Seller's knowledge, as of the Closing Date (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, and none of the material improvements on the related Mortgaged Property encroached over any easements, except, in each case, for encroachments that are insured against by the lender's title insurance policy referred to in PARAGRAPH 8 below or that do not materially and adversely affect the Value or current use of such Mortgaged Property and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the Value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in PARAGRAPH 8 below.

            8. TITLE INSURANCE. Except as otherwise set forth on SCHEDULE C-8, each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. To the Seller's knowledge, no holder of the related

Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for whether, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) that, (a) the related Mortgaged Property has access to a public road, and (b) the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

            9. NO HOLDBACK. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts documented as part of the Mortgage Loan Documents and the rights to which are transferred to the Trustee, pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.
            10. MORTGAGE PROVISIONS. The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the limitations and exceptions set forth in PARAGRAPH 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located). None of the Mortgage Loan Documents contain any provision that expressly excuses the related Borrower from obtaining and maintaining insurance coverage for acts of terrorism.

            11. TRUSTEE UNDER DEED OF TRUST. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

            12. ENVIRONMENTAL CONDITIONS. Except in the case of the Mortgaged Properties identified on SCHEDULE C-12A (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials and lead-based paint), (a) an environmental site assessment or an environmental site assessment update, in each case meeting ASTM standards and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the related Mortgaged Property, or a transaction screen meeting ASTM standards, was performed by an independent third-party environmental consultant (licensed to the extent required by applicable state law) with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) except with respect to the Mortgaged Properties identified on SCHEDULE C-12B, the report of each such assessment, update or screen, if any (an "Environmental Report"), is dated no earlier than (or, alternatively, has been updated within) twelve (12) months prior to the Closing Date, (c) a copy of each such Environmental Report has been delivered to the Purchaser, and (d) either: (i) no such

Environmental Report, if any, reveals that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) one or more parties not related to the related Borrower and collectively having financial resources reasonably estimated to be adequate to cure the violation was identified as the responsible party or parties for such conditions or circumstance, and such conditions or circumstances do not materially impair the Value of the related Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan Documents, maintain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence that would be acceptable to a reasonably prudent commercial mortgage lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance,
(D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had financial resources reasonably estimated to be adequate to cure the subject violation in all material respects. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that would require investigation or remediation by the related Borrower under, or otherwise be a material violation of, any applicable environmental law. The Mortgage Loan Documents for each Mortgage Loan require the related Borrower to comply in all material respects with all applicable federal, state and local environmental laws and regulations. Each of the Mortgage Loans identified on SCHEDULE C-12C are covered by environmental insurance policies and each such policy is in the amount at least equal to 125% of the principal balance of the Mortgage Loan, has a term ending no sooner than the date which is five years after the maturity date of the Mortgage Loan to which it relates and either do not provide for a deductible or the deductible amount is held in escrow. Each Borrower represents and warrants in the related Mortgage Loan Documents that except as set forth in certain environmental reports and to its actual knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Unless the related Mortgaged Property is identified on SCHEDULE C-12D, the related Borrower (or affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by or asserted against, any such party resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan.

            13. LOAN DOCUMENT STATUS. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

            14. INSURANCE. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, and except as set forth on SCHEDULE C-14A, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy, in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property is also covered by comprehensive general liability insurance in amounts customarily required by prudent commercial lenders for properties of similar types. Except as disclosed on SCHEDULE C-14B, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis,
(2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Each Mortgaged Property located in California or seismic zones 3 and 4 is covered by seismic insurance to the extent such Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in the same area or earthquake zone. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability or financial strength rating from S&P or Moody's of not less than A-minus (or the equivalent), or from A.M. Best Company of not less than "A-:V" (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan Documents require that the related Borrower or a tenant of such Borrower maintain insurance as described above or permit the related mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent institutional commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan Documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan Documents may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in PARAGRAPH 18 below).

            Except as set forth on SCHEDULE C-14C, each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

            15. TAXES AND ASSESSMENTS. There are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid or are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

            16. BORROWER BANKRUPTCY. No Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding, and no Mortgaged Property is the subject of any such proceeding in which any affiliate of the related Borrower is a debtor.

            17. LOCAL LAW COMPLIANCE. Except as otherwise set forth on SCHEDULE C-17A, to the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the Value of the related Mortgaged Property). In the case of each legal non-conforming use or structure, except as set forth on SCHEDULE C-17B, the related Mortgaged Property may be restored or repaired to the full extent of the use or structure at the time of such casualty or law and ordinance coverage has been obtained in an amount that would be required by prudent commercial mortgage lenders (or, if the related Mortgaged Property may not be restored or repaired to the full extent of the use or structure at the time of such casualty and law and ordinance coverage has not been obtained in an amount that would be required by prudent commercial mortgage lenders, such fact does not materially and adversely affect the Value of the related Mortgaged Property).

            18. LEASEHOLD ESTATE ONLY. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then, except as otherwise set forth on SCHEDULE C-18:

                  (a) such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File; and if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

                  (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

                  (c) the Borrower's interest in such Ground Lease is assignable to, is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

                  (d) such Ground Lease is in full force and effect, and, to the Seller's knowledge, no material default has occurred under such Ground Lease;

                  (e) such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan; and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                  (f) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) such Ground Lease either (i) has an original term which extends not less than twenty (20) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than twenty (20) years beyond the Stated Maturity Date of such Mortgage Loan;

                  (h) such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

                  (i) under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds (other than de minimis amounts for minor casualties) with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

                  (j) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

                  (k) such Ground Lease provides that it may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

            19. QUALIFIED MORTGAGE. Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

            20. ADVANCEMENT OF FUNDS. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease or by the property manager), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the

Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

            21. NO EQUITY INTEREST, EQUITY PARTICIPATION OR CONTINGENT INTEREST. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

            22. LEGAL PROCEEDINGS. To the Seller's knowledge, except as otherwise set forth on SCHEDULE C-22, there are no pending actions, suits, proceedings or governmental investigations by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

            23. OTHER MORTGAGE LIENS. Except as otherwise set forth on SCHEDULE C-23 and except for Mortgage Loans secured by residential cooperative properties, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as otherwise set forth on SCHEDULE C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including any applicable Rating Agency fees, or would permit the related mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

            24. NO MECHANICS' LIENS. To the Seller's knowledge: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

            25. COMPLIANCE. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

            26. LICENSES AND PERMITS. Except as otherwise set forth on SCHEDULE C-26, to the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

            27. CROSS-COLLATERALIZATION. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

            28. RELEASES OF MORTGAGED PROPERTIES. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities" within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price in connection therewith; and provided, further, that certain Cross-Collateralized Groups of Mortgage Loans or individual Mortgage Loans secured by multiple parcels may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted by the related Mortgage Loan Documents, will constitute a significant modification of the related Mortgage Loan under Treasury regulation section 1.860G-2(b)(2).

            29. DEFEASANCE. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treasury regulation section 1.860G-2(a)(8)(i). To the Seller's knowledge, defeasance under each such Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

            30. DEFEASANCE COSTS. If any Mortgage Loan permits defeasance, then the related Mortgage Loan Documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee, including Rating Agency fees.

            31. FIXED RATE LOANS. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

            32. INSPECTION. Except as set forth on SCHEDULE C-32, the Seller or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months preceding the Closing Date.

            33. NO MATERIAL DEFAULT. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan (other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this EXHIBIT C.

            34. DUE-ON-SALE. The Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Borrower, is transferred or sold, other than by reason of: (i) if the related Mortgaged Property is a residential cooperative property, transfers of stock of the Borrower in connection with the assignment of a proprietary lease for a unit in the related Mortgaged Property by a tenant-shareholder of the Borrower to other persons who by virtue of such transfers become tenant-shareholders in the Borrower; and (ii) in the case of other types of Mortgaged Properties, family and estate planning transfers, transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgage Loans or multi-property Mortgage Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan.

            35. SINGLE PURPOSE ENTITY. Except in cases where the related Mortgaged Property is a residential cooperative property, and further except as otherwise described on SCHEDULE C-35, the Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $5,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

            36. WHOLE LOAN. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

            37. TAX PARCELS. Except as otherwise described on SCHEDULE C-37 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

            38. ARD LOANS. Except as otherwise described on SCHEDULE C-38, as of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, (i) the rate at which such ARD Loan accrues interest will increase by at least two (2) percentage points and (ii) the related Borrower is required to enter into a lockbox arrangement on the ARD Loan whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the applicable Master Servicer.

            39. SECURITY INTERESTS. A UCC financing statement has been filed and/or recorded, or submitted for filing and/or recording, in all places necessary to perfect (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property of the related Borrower granted under the related Mortgage. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

            40. PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury regulation section 1.860G-1(b)(2).

            41. COMMENCEMENT OF AMORTIZATION. Except as otherwise set forth on SCHEDULE C-41, each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

            42. SERVICING RIGHTS. Except as otherwise set forth on SCHEDULE C-42 or as otherwise contemplated in this Agreement or the Pooling and Servicing Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

            43. RECOURSE. Unless the related Mortgaged Property is a residential cooperative property, the related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower, or an entity controlled by a principal of such Borrower for damages, liabilities, expenses or claims sustained in connection with the Borrower's fraud, material (or, alternatively, intentional) misrepresentation, waste or misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation proceeds. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

            44. ASSIGNMENT OF COLLATERAL. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

            45. FEE SIMPLE OR LEASEHOLD INTERESTS. Except as set forth on SCHEDULE C-45, the interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan is a fee simple interest in real property and the improvements thereon.

            46. ESCROWS. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

            47. OPERATING STATEMENTS. In the case of each Mortgage Loan, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan with at least quarterly operating statements and rent rolls (if there is more than one tenant) (except in cases where the related Mortgaged Property is a residential cooperative property) for the related Mortgaged Property and annual financial statements of the related Borrower, and with such other information as may be required therein.

            48. GRACE PERIOD. With respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than fifteen (15) days from the applicable Due Date.

            49. DISCLOSURE TO ENVIRONMENTAL INSURER. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

                  (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                  (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

                  in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

            50. NO FRAUD. No fraud with respect to a Mortgage Loan has taken place on the part of the Seller or any affiliated originator in connection with the origination of any Mortgage Loan.

            51. SERVICING. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

            52. APPRAISAL. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal, or a letter from the appraiser, states that such appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

            53. LOANS TO ONE BORROWER. As of the Closing Date, except as set forth on Schedule C-53, not more than $55,000,000 of the Mortgage Loans have the same Borrower or, to the Seller's knowledge, have Mortgagors that are affiliates of each other.

                                  SCHEDULE C-2


            The Seller or an affiliate thereof has certain servicing rights and obligations pursuant to the Pooling and Servicing Agreement.

                                  SCHEDULE C-4


                                      NONE

                                  SCHEDULE C-7A


                                      NONE

                                  SCHEDULE C-7B


                                      NONE

                                  SCHEDULE C-8


                                      NONE

                                 SCHEDULE C-12A


                                      NONE

                                 SCHEDULE C-12B


                                      NONE

                                 SCHEDULE C-12C


                                      NONE

                                 SCHEDULE C-12D


                                      NONE

                                 SCHEDULE C-14A


                                      NONE

                                 SCHEDULE C-14B


                                      NONE

                                 SCHEDULE C-14C


                                      NONE

                                 SCHEDULE C-17A


                                      NONE

                                 SCHEDULE C-17B


                                      NONE

                                  SCHEDULE C-18


                                      NONE

                                  SCHEDULE C-22


                                      NONE

                                  SCHEDULE C-23


                                               SECONDARY FINANCING
             PROPERTY NAME                    AMOUNT AT ORIGINATION
-----------------------------------------  --------------------------------
13-21 East 22nd Street Residence Corp.            $    500,000
21 & 23 Bethune St. Tenants Corporation           $    100,000
220 East 87 Owners Corp.                          $    300,000
22579 Owners Corp.                                $    500,000
351 Marine Owners Corp.                           $    500,000
37 Apartments Corp.                               $    300,000
7123 Third Avenue Corp.                           $    100,000
712-8 Housing Corporation                         $    200,000
M & A Residences, Inc.                            $    100,000
West 70th Owners Corp.                            $     50,000

                                  SCHEDULE C-26


                                      NONE

                                  SCHEDULE C-32


                                      NONE

                                  SCHEDULE C-35


                                      NONE

                                  SCHEDULE C-37


                                      NONE

                                  SCHEDULE C-38


                                      NONE

                                  SCHEDULE C-41


                                      NONE

                                  SCHEDULE C-42


            The Seller or an affiliate thereof has certain servicing rights and obligations pursuant to the Pooling and Servicing Agreement.

                                  SCHEDULE C-45


                                      NONE

                                  SCHEDULE C-53


                                      NONE

                                  EXHIBIT D-1A

                      FORM OF CERTIFICATE OF THE SECRETARY
                     OR AN ASSISTANT SECRETARY OF THE SELLER


                       NATIONAL CONSUMER COOPERATIVE BANK
                              OFFICER'S CERTIFICATE

            I, Mindy Goldstein, hereby certify that I am a duly elected Vice-President of National Consumer Cooperative Bank, a corporation chartered by an act of the United States Congress (the "NCCB"), and further as follows:

            1. Attached hereto is a true and correct copy of each of the charter and bylaws of NCCB, both of which are in full force and effect on the date hereof.

            2. Each person who, as an officer or representative of NCCB, signed the (i) Pooling and Servicing Agreement (the "Pooling Agreement"), dated as of May 13, 2002, among Credit Suisse First Boston Mortgage Securities Corp., KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, National Consumer Cooperative Bank, NCB, FSB, ARCAP Special Servicing, Inc. and Wells Fargo Bank Minnesota, N.A., entered into in connection with the issuance of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2002-CKN2, (ii) Mortgage Loan Purchase Agreement (the "MLPA"), dated as of May 2, 2002, between Credit Suisse First Boston Mortgage Securities Corp., as purchaser, and NCCB, as seller, (iii) Mortgage Loan Seller Indemnification Agreement (the "Indemnification Agreement"), dated as of May 2, 2002 between NCCB, Credit Suisse First Boston Mortgage Securities Corp. and Credit Suisse First Boston Corporation and (iv) the four (4) Guaranty agreements (collectively, the "Guaranty") dated as of May 2, 2002, each entered into in connection with the issuance of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2002-CKN2 (the Pooling Agreement, MLPA, Indemnification Agreement and Guaranty are referred to herein, collectively, as the "Agreements"), and any other document delivered prior hereto or on the date hereof in connection with the Agreements, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

            3. Attached hereto is a true copy of resolutions of the Board of Directors of NCCB which has not been amended or rescinded but remain in full force and effect on the date hereof.




                                     D-1A-1

            IN WITNESS WHEREOF, I have hereunto signed my name this 16th day of May, 2002.


---------------------------
Name: Mindy Goldstein
Title: Vice-President





                                     D-1A-2

                                  EXHIBIT D-1B

                        FORM OF CERTIFICATE OF THE SELLER


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKN2


                CERTIFICATE OF NATIONAL CONSUMER COOPERATIVE BANK


            In connection with the execution and delivery by National Consumer Cooperative Bank ("NCB") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of May 2, 2002 (the "MORTGAGE LOAN PURCHASE AGREEMENT"), between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), as purchaser, and NCB, as seller, and that certain Indemnification Agreement dated as of May 2, 2002 (the "Indemnification Agreement and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), between NCB, CSFBMSC and Credit Suisse First Boston Corporation, as representative of the Underwriters and as initial purchaser of the Privately Offered Certificates, the undersigned hereby certifies that (i) the representations and warranties of NCB in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) NCB has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

            Certified this      day of May, 2002.




                                    NATIONAL CONSUMER COOPERATIVE BANK


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:




                                     D-1B-1

                                  EXHIBIT D-2A

      FORM OF OPINION OF ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP,
                        SPECIAL COUNSEL FOR THE SELLER,
                            PURSUANT TO SECTION 7(v)


                                  May 16, 2002


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

Lehman Brothers
399 Park Avenue
New York, New York 10022

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland 21044

Moody's Investors Services, Inc.
99 Church Street
New York, New York 10007

Standard and Poor's Rating Services,
division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  1004

            Re:   National Consumer Cooperative Bank

Ladies and Gentlemen:

            We have acted as special counsel to National Consumer Cooperative Bank ("NCCB"), a corporation chartered by an act of The United States Congress, in connection with the following documents, which provide for the proposed sale of certain mortgage loans and NCCB's agreement to specially service and administer certain mortgage loans and other assets: (i) Mortgage Loan Purchase Agreement dated as of May 2, 2002, between NCCB, as seller, and Credit Suisse First Boston Mortgage Securities Corp., as purchaser (the "MORTGAGE LOAN PURCHASE AGREEMENT"); (ii) Pooling and Servicing Agreement dated as of May 13, 2002, by and among Credit Suisse First Boston Mortgage Securities Corp. ("CSFB MORTGAGE SECURITIES CORP."), as Depositor, KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, as General Master Servicer, ARCap Special Servicing, Inc., as


                                     D-2A-1

General Special Servicer, NCB, FSB, as Co-op Master Servicer, NCCB, as Co-op Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee (the "POOLING AND SERVICING AGREEMENT"), (iii) Guaranty dated as of May 2, 2002, executed by NCCB (regarding the guarantee of certain buyback obligations of NCB, FSB) (the "NCB, FSB BUYBACK GUARANTY"), (iv) Guaranty dated as of May 2, 2002, executed by NCCB (regarding the guarantee of certain indemnification obligations of NCB, FSB) (the "NCB, FSB INDEMNIFICATION GUARANTY"), (v) Guaranty dated as of May 2, 2002, executed by NCCB (regarding the guarantee of certain buyback obligations of NCB Capital Corporation) (the "NCB CAPITAL CORPORATION BUYBACK GUARANTY"),
(vi) Guaranty dated as of May 2, 2002, executed by NCCB (regarding the guarantee of certain indemnification obligations of NCB Capital Corporation) (the "NCB CAPITAL CORPORATION INDEMNIFICATION GUARANTY"; and together with the Mortgage Loan Purchase Agreement, Pooling and Servicing Agreement, NCB, FSB Buyback Guaranty, NCB, FSB Indemnification Guaranty and NCB Capital Corporation Buyback Guaranty, the "PRINCIPAL AGREEMENTS") and (vii) Mortgage Loan Seller Indemnification Agreement dated as of May 2, 2002 between NCCB, CSFB Mortgage Securities Corp. and Credit Suisse First Boston Corporation (the "INDEMNIFICATION AGREEMENT"; and together with the Principal Agreements, the "TRANSACTION DOCUMENTS"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Principal Agreements.

            In rendering the opinions expressed below, we have examined copies of the Transaction Documents, agreements executed in connection therewith or pursuant thereto and originals or conformed copies of such corporate records, agreements and instruments of NCCB, certificates of public officials and officers of NCCB, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of NCCB including, without limitation, the certificate dated May 16, 2002 issued by the Secretary of NCCB (the "NCCB CERTIFICATE").

            In rendering the opinions expressed below, we have assumed that, other than with respect to NCCB, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments, assumptions and qualifications set forth below, we are of the opinion that:

            1. NCCB is a corporation chartered by an act of The United States Congress, is duly organized, validly existing and in good standing under the laws of the United States of America and is qualified to transact business in, and is in good standing under the laws of, the State of New York or is otherwise exempt from such qualification.

            2. NCCB has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of


                                     D-2A-2
the Transaction Documents by NCCB and the consummation by NCCB of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of NCCB, and the Transaction Documents have been validly executed and delivered by NCCB. The Principal Agreements constitute the legal, valid and binding obligation of NCCB, enforceable against it in accordance with their respective terms.

            3. To our knowledge, NCCB is not required to obtain any consent, approval, authorization of, or declaration, filing or registration with, any governmental authority in connection with or as a condition to the execution, delivery or performance by NCCB of the Transaction Documents or the consummation by NCCB of the transactions contemplated thereby, except such filings as may be necessary to transfer the Mortgage Loans to the Purchaser pursuant to the terms of the Mortgage Loan Purchase Agreement or to fulfill its obligations as Co-op Special Servicer under the Pooling and Servicing Agreement.

            4. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting NCCB which, if adversely determined, individually or collectively, would materially adversely affect NCCB's ability to perform its obligations under the Transaction Documents.

            5. The execution, delivery and performance by NCCB of the Transaction Documents, and compliance by it therewith, do not and will not conflict with, constitute a default under or violate (i) any provision of the charter or by-laws of NCCB, (ii) any provision of any material law, rule or regulation applicable to NCCB, (iii) to our knowledge, any judgment, order, writ, injunction or decree to which it is subject, or (iv) to our knowledge, any material indenture, agreement or other instrument known to us to which NCCB is a party or by which it is bound.

            In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

            (a) In basing our opinions and other matters set forth herein "to our knowledge," or words of similar import, the words "to our knowledge," or such words of similar import signify that, in the course of our representation of NCCB in the transaction contemplated by the Transaction Documents and inquiry of the lawyers within our firm familiar with the transactions contemplated by the Transaction Documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters set forth herein are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. All opinions set forth herein are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

            (b) We are admitted to practice law in the State of New York, and our opinions herein reflect only the application of applicable New York law and the Federal laws of the United States. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.


                                     D-2A-3

            (c) The enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and Section 544 through 550 of the Bankruptcy Code and Sections 270 and 281 of the Debtor and Creditor Law of the State of New York, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the qualification that certain other provisions of the Transaction Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against NCCB of the Transaction Documents as a whole, and the limitations on the enforceability of such provisions in the Transaction Documents do not, in our opinion, make the remedies and procedures otherwise provided in the Transaction Documents inadequate for enforcing payment of the obligations governed or secured thereby and for the practical realization of the principal rights and benefits afforded thereby, subject to the other qualifications contained in this opinion.

            (d)   We express no opinion as to:

                  (i) any provision in any of the Transaction Documents purporting or attempting to (A) waive the defenses of FORUM NON CONVENIENS or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of NCCB or any other person to a trial by jury;

                  (ii) the effect on enforceability of any of the Transaction Documents of any decision of an arbitration tribunal or an arbitrator pursuant to any provision for mandatory or optional arbitration to the extent such decision does not give effect to the terms of such Transaction Documents or to applicable law;

                  (iii) the enforceability of (A) any rights to indemnification provided for in the Transaction Documents which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); (B) any rights of setoff under Section 3.02 of the Pooling and Service Agreement; or (C) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it; or

                  (iv) (A) the existence or sufficiency of any party's (including, without limitation, NCCB's) rights in or title to the real or personal property described in and encumbered by the respective Mortgage Loan Documents relating to the Mortgage Loans (the "COLLATERAL"); (B) the creation, attachment or perfection of any security interest in any part of the Collateral, or the priority of any security interest in the Collateral against any financing statement, security interest, mortgage, lien or other encumbrance on or covering the Collateral, or the effect of the due recording of, or failure to record, such Mortgage Loan Documents; (C) compliance or non-compliance by NCCB or any other person or entity with federal or state securities laws (including, without limitation, the Securities Act of 1933, the Trust Indenture Act of 1939 and the Investment Company Act of 1940); or (D) the classification and treatment of the Mortgage Loans and any proceeds therefrom for federal and state income tax purposes.


                                     D-2A-4

            This opinion letter is furnished to you solely for your benefit and for the benefit of your successors and assigns, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent. Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that might hereafter come or be brought to our attention.

                                Very truly yours,




                                     D-2A-5

                                  EXHIBIT D-2B

       FORM OF LETTER OF ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP,
                        SPECIAL COUNSEL FOR THE SELLER,
                           PURSUANT TO SECTION 7(vii)


                                  May 16, 2002


Credit Suisse First Boston Mortgage
    Securities Corp.
11 Madison Avenue
New York, New York 10010

Credit Suisse First Boston Corporation      Lehman Brothers, Inc.
11 Madison Avenue                           399 Park Avenue
New York, New York 10010                    New York, New York 10022


            Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates,
                  SERIES 2002-CKN2

Ladies and Gentlemen:

      We have acted as special counsel to National Consumer Cooperative Bank ("NCCB") and NCB, FSB ("NCB, FSB") in connection with the Pooling and Servicing Agreement ("POOLING AND SERVICING AGREEMENT") dated as of May 13, 2002, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, as General Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, NCB, FSB, as Co-op Master Servicer, NCCB, as Co-op Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee, and in connection with (i) with respect to NCCB, the Mortgage Loan Purchase Agreement (the "NCCB MLPA") dated as of May 2, 2002, between NCCB, as Seller, and the Depositor, as Purchaser, and (ii) with respect to NCB, FSB, the Mortgage Loan Purchase Agreement (the "NCB, FSB MLPA") dated as of May 2, 2002, between NCB, FSB, as Seller, and the Depositor, as Purchaser. We have also acted as special counsel to NCB Capital Corporation ("NCBCC") in connection with the Mortgage Loan Purchase Agreement (the "NCBCC MLPA") dated as of May 2, 2002, between NCBCC, as Seller, and the Depositor, as Purchaser. The NCCB MLPA, the NCB, FSB MLPA and the NCBCC MLPA are referred to herein, collectively, as the "LOAN PURCHASE AGREEMENTS." This letter is delivered to you at the request of NCCB, NCB, FSB and NCBCC pursuant to the Loan Purchase Agreements.

      We understand that the Certificates to be issued by the Depositor pursuant to the Pooling and Servicing Agreement are divided into classes. The Certificates of Classes A-1, A-2, A-3, B, C-1, C-2 and D (collectively, the "PUBLICLY OFFERED CERTIFICATES") will be sold to Credit Suisse First Boston Corporation ("CSFB") and Lehman Brothers as Underwriters (in such capacity, collectively, the "Underwriters") pursuant to an Underwriting Agreement (the "UNDERWRITING Agreement") dated May


                                     D-2B-1

2, 2002, and pursuant to the Certificate Purchase Agreement ("CERTIFICATE PURCHASE AGREEMENT") dated May 2, 2002, between the Depositor and CSFB. The Publicly Offered Certificates will be offered for sale to the public pursuant to a prospectus dated May 2, 2002 ("BASE PROSPECTUS"), as supplemented by a prospectus supplement dated May 2, 2002 ("PROSPECTUS SUPPLEMENT" and along with the Base Prospectus, the "PROSPECTUS"). The sections of the Prospectus Supplement entitled "Summary of Prospectus Supplement - Relevant Parties/Entities," "Summary of Prospectus Supplement - Significant Dates and Periods," "Summary of Prospectus Supplement - The Underlying Mortgage Loans," "Risk Factors - Risks Related to the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans" are referred to herein, collectively, as the "Prospectus Supplement - Specified Sections". The Certificates of Classes E, F, G, H, J, K, L, M, N, O, A-X and A-SP (collectively, the "PRIVATELY OFFERED CERTIFICATES" and, along with the Publicly Offered Certificates, the "CERTIFICATES") will be sold to CSFB pursuant to the Certificate Purchase Agreement. CSFB will offer the Privately Offered Certificates pursuant to a confidential offering circular dated May 2, 2002 (the "CONFIDENTIAL OFFERING CIRCULAR"). The sections of the Confidential Offering Circular entitled "Summary
- Relevant Parties," "Summary - Significant Dates and Periods" and "Summary - The Mortgage Loans" are referred to herein, collectively, as the "CONFIDENTIAL OFFERING CIRCULAR - SPECIFIED SECTIONS". Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement or the Pooling and Servicing Agreement, as applicable.

      The purpose of our professional engagement was to advise with respect to legal matters and not to determine or verify facts. Many of the determinations involved in the preparation of the Prospectus Supplement and the Confidential Offering Circular were factual. We have not independently verified, do not make any representation as to, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement or the Confidential Offering Circular.

      In connection with the delivery of this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Confidential Offering Circular, the Loan Purchase Agreements, the Pooling and Servicing Agreement, and other such documents and records as we have deemed relevant or necessary as the basis for the views expressed in this letter. We have obtained such certificates from and made such inquiries of officers and other representatives of NCCB, NCB, FSB and NCBCC as we have deemed relevant or necessary as the basis of the views expressed in this letter. We have relied upon and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the views expressed in this letter are based.

      We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Loan Purchase Agreements and the Pooling and Servicing Agreement and underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed in this letter, (ii) the legal capacity of natural persons,
(iii) the genuineness of all signatures (except for the signatures of officers of NCCB, NCB, FSB and NCBCC) and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement by the parties thereto and the constitution of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement as the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms, except as


                                     D-2B-2
enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, and similar laws relating to or affecting the enforceability of creditors' rights generally, the effect of general equitable principals (in equity or at law), and the availability of equitable remedies,
(vi) the compliance with the relevant provisions of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement by the parties thereto, (vii) the conformity, to the requirements of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement, of the Mortgage Loan Documents delivered to the Depositor by NCCB, NCB, FSB and NCBCC, as the case may be, (viii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in each of the Loan Purchase Agreements and the Pooling and Servicing Agreement, and (ix) the conformity of the text of each document filed with the Securities Exchange Commission through the EDGAR system to the printed documents reviewed by us. In rendering this letter, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

      In the course of acting as special counsel to NCCB, NCB, FSB and NCBCC we have responded to inquiries from time to time by their respective closing coordinators, reviewed title insurance commitments and surveys and prepared most of the loan documents for a majority of the Mortgage Loans (as defined in the Loan Purchase Agreements) originated by NCCB, NCB, FSB and NCBCC. In addition, we have participated in the preparation of the Prospectus Supplement - Specified Sections and the Confidential Offering Circular - Specified Sections and, although we assume no responsibility for the accuracy and completeness of the Prospectus Supplement or the Confidential Offering Circular, based upon such participation but without independent review or verification, nothing has come to our attention which causes us to believe that, as of their respective dates or as of the Closing Date, either the Prospectus Supplement - Specified Sections or the Confidential Offering Circular - Specified Sections contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion as to (i) the financial statements and related notes, financial, statistical and accounting data and supporting schedules included therein or other information of that nature contained in or omitted from the Prospectus Supplement - Specified Sections or the Confidential Offering Circular - Specified Sections, or (ii) information contained in the computer diskette or the CD-ROM accompanying the Prospectus Supplement which we assume, but have not verified, does not vary from and is not different in any way from the information contained in the Prospectus Supplement. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate on the judgment of officers and other representatives of NCCB, NCB, FSB and NCBCC and their affiliates. In addition, in that connection we call to your attention that, with your knowledge and consent, we have not (except as described above) examined or otherwise reviewed any of the Mortgage Files in connection with the transactions contemplated by the Pooling and Servicing Agreement and the Loan Purchase Agreements, any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

      In basing our opinions and other matters set forth herein "to our knowledge," or words of similar import, the words "to our knowledge," or such words of similar import signify that, in the course of our representation of NCCB, NCB, FSB and NCBCC in the transactions contemplated by the Loan Purchase Agreements, the Prospectus Supplement and the Confidential Offering Circular and inquiry of the lawyers within our firm familiar with the transactions contemplated by such documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters set forth herein are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. All opinions set forth herein are subject to,


                                     D-2B-3
and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

      This letter is solely for the benefit of the addressees and may not be relied upon or used by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to the parties involved in the Transactions and their respective counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed in this letter.

                                Very truly yours,






                                     D-2B-4